UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2015

Xcerra Corporation

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	000-10761	04-2594045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 University Avenue, Norwood, MA	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-461-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Xcerra Corporation (the “Company”) held its annual meeting of the shareholders on December 16, 2015 (the “2015 Annual Meeting”). At the 2015 Annual Meeting, the shareholders voted on the following proposals:

1. To elect the two nominees listed below to the Company’s Board of Directors to serve as Class II Directors for three-year terms expiring at the 2018 annual meeting of shareholders. Each nominee for director was elected by a vote of the shareholders as follows:

	For	Against	Abstain	Broker Non-Votes
Roger W. Blethen	39,553,034	3,483,585	170,975	5,350,046
Roger J. Maggs	38,841,839	4,194,570	171,185	5,350,046

Following the 2015 Annual Meeting, Mark S. Ain and Jorge L. Titinger, currently serving as a Class III Directors and having a three-year term expiring at the 2016 annual meeting of shareholders, and David G. Tacelli and Bruce R. Wright, currently serving as Class I Directors and having three-year term expiring at the 2017 annual meeting of the shareholders, continued in office.

2. To approve a non-binding, advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2015 Annual Meeting, including the disclosures under the heading “Compensation Discussion and Analysis,” the compensation tables, and any related materials included in such proxy statement. The proposal was approved by a vote of the shareholders as follows:

For:	23,526,468
Against:	16,945,141
Abstain:	2,735,985
Broker Non-Votes:	5,350,046

3. To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm for the Company for the fiscal year ending July 31, 2016. The proposal was approved by a vote of the shareholders as follows:

For:	48,341,320
Against:	167,488
Abstain:	48,832

4. The re-approval of the Company’s 2010 Stock Plan for purposes of Section 162(m) of the Internal Revenue Code. The tabulation of the votes cast with respect to this proposal at the 2015 Annual Meeting is set forth below.

For:	39,409,079
Against:	3,780,236
Abstain:	18,279
Broker Non-Votes:	5,350,046

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCERRA Corporation

Date: December 21, 2015	By:	/s/ Mark J. Gallenberger
Mark J. Gallenberger
Sr. Vice President, Chief Operating Officer and Chief Financial Officer